FOR IMMEDIATE RELEASE

For Miles Capital Holdings, Inc.	For West Bancorporation, Inc.
David Miles, Managing Director	Doug Gulling, EVP & Chief Financial Officer
(515) 333-1860	(515) 222-2309

MILES CAPITAL HOLDINGS, INC. AGREES TO PURCHASE
WB CAPITAL MANAGEMENT INC. FROM WEST BANCORPORATION, INC.
DAVID MILES APPOINTED CEO OF WB CAPITAL MANAGEMENT INC.

DES MOINES, IA (October 2, 2009) – Miles Capital Holdings, Inc. and West Bancorporation, Inc. (NASDAQ: WTBA) today announced a definitive agreement for Miles Capital Holdings, Inc. to acquire WB Capital Management Inc., (“WB Capital”) a wholly-owned subsidiary of West Bancorporation, Inc.

The acquisition is subject to customary conditions, including approvals or consents from a requisite percentage of WB Capital clients, and is expected to close on or before December 31, 2009.

In making the announcement, David Miles, Managing Director of Miles Capital Holdings, Inc. said, “We are delighted to have this opportunity to once again serve the asset management needs of public agencies, insurance companies, banks and private individuals – many of whom have been clients of WB Capital and its predecessor companies for many years.”

Mr. Miles joined Investors Management Group (“IMG”) in 1987, acquiring controlling interest of the firm in 1991. Under his leadership, IMG grew to become Iowa’s largest independent asset management firm before it was sold to AMCORE Financial in 1998. The firm was subsequently sold to West Bancorporation, Inc. in 2005, where it was combined with VMF Capital to form WB Capital.

“Throughout the firm’s history, we have focused on sitting on the same side of the table with our clients,” noted Miles. “And I am looking forward to meeting face-to-face with many old and new friends over the weeks and months to come.”

WB Capital currently has 24 employees in its West Des Moines office. Assets under management exceed $4.6 billion.  The firm will continue to manage investments for West Bank’s trust department clients, as well as the bank’s bond portfolio.

“We have great respect for David Miles and are delighted that our company and our state will benefit from having an independent asset management company headquartered in Iowa,” said Jack Wahlig, Chairman of West Bancorporation, Inc.  “To facilitate the transition, David Miles has been named president and chief executive officer of WB Capital, effective immediately.”

 The management team includes Amy Mitchell, chief administrative officer, Tom Myers, equity manager, and Laurie Mardis, fixed income manager. Vera Lichtenberger continues as chief compliance officer.

ABOUT MILES CAPITAL HOLDINGS, INC.
At the close of this transaction, Miles Capital Holdings, Inc. will operate Iowa’s largest independent asset management firm, with more than $4.6 billion under management. The firm will manage cash, fixed-income and equity portfolios for institutions, municipalities and government agencies, insurance companies, banks, retirement plans, corporations, foundations, endowments and individual investors.

ABOUT WEST BANCORPORATION, INC.
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses.  West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the agreement between Miles Capital Holdings, Inc. (hereafter “Miles Capital Holdings”) and West Bancorporation, Inc.(hereafter “West Bancorporation”)  including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized; (ii) statements with respect to Miles Capital Holdings and West Bancorporation’s  plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘estimates’, ‘intends’, ‘plans’, ‘targets’ and similar expressions.  These statements are based upon the current beliefs and expectations of West Bancorporation and Miles Capital Holdings management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of Miles Capital Holdings and/or West Bancorporation to control or predict - could cause actual results to differ materially from those in its forward-looking statements.   These factors include the risks detailed in West Bancorporation’s SEC reports, including the Annual Report and form 10-K for the year ended December 31, 2008.